UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2021

CERECOR INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-37590	45-0705648
(Commission File Number)	(IRS Employer Identification No.)
540 Gaither Road, Suite 400, Rockville, Maryland 20850
(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (410) 522-8707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	CERC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its 2021 Annual Meeting on June 15, 2021. In connection with the Annual Meeting, there were 95,457,198 shares outstanding as of the record date, which was April 22, 2021, of which 78,321,287 shares, or approximately 82.05%, were present or represented by proxy. At the Annual Meeting, stockholders voted on the following items:

Proposal 1: Election of Directors

By the vote reflected below, the Company’s stockholders elected each of the following individuals to the Board to hold office until the 2022 Annual Meeting and until their respective successors are elected and qualified.

Name	For	Withheld	Broker Non-Votes
Sol Barer, Ph.D.	21,612,165	45,018,742	—
Steven Boyd	26,621,967	40,008,940	—
Suzanne Bruhn, Ph.D.	27,319,716	39,311,191	—
Michael Cola	24,316,994	42,313,913	—
Phil Gutry	25,553,121	41,077,786	—
Gilla Kaplan, Ph.D.	27,350,517	39,280,390
Joseph Miller	26,432,148	40,198,759	—
Magnus Persson, M.D., Ph.D.	18,860,279	47,770,628	—

The Company understands that the substantial majority of the votes that were withheld for each director nominee were withheld by the Company’s largest stockholder, an investment fund directed by one of the members of the Company’s board of directors.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2021. This proposal was approved by the votes indicated below:

For	Against	Abstain	Broker Non-Votes
78,266,029	43,239	12,019	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERECOR INC.

Date: June 15, 2021	By:	/s/ Schond L. Greenway
Schond L. Greenway
Chief Financial Officer

2